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                                                                 EXHIBIT 10.25

                        TECHNOLOGY DEVELOPMENT AGREEMENT

         THIS TECHNOLOGY DEVELOPMENT AGREEMENT (this "Agreement") dated as of December 6, 1996 by and among VAXCEL, INC., a Delaware corporation ("Vaxcel"), and ZYNAXIS VACCINE TECHNOLOGIES, INC., a Pennsylvania corporation ("Zynaxis").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain License Agreement dated July 1, 1987 by and between Southern Research Institute ("Southern") and Molecular Engineering Associates, Ltd., as amended, supplemented, restated, or otherwise modified from time to time (the "Original License Agreement"), Zynaxis has an exclusive right and license to certain oral vaccine microencapsulation technology (the "PLG Technology");

         WHEREAS, Zynaxis also owns certain oral vaccine delivery technology related to compounds which bind to mucosal tissues (the "Mucoadhesive Technology"); and

         WHEREAS, Vaxcel and Zynaxis plan to enter into a business combination transaction that will take several months to consummate, and Vaxcel wishes to develop the PLG Technology and the Mucoadhesive Technology (collectively referred to herein as the "Technology") during the time period between execution of this Agreement and the consummation of the planned business combination transaction;

         NOW, THEREFORE, in consideration of the foregoing and the other mutual promises, covenants and agreements set forth in the other agreements being executed by Vaxcel and Zynaxis on the date of this Agreement, the parties hereto, intending to be legally bound, agree as follows;

                                   ARTICLE I
                              CONDITION PRECEDENT

         The parties acknowledge and agree this Agreement shall not take effect unless and until, and only in conjunction with, the execution of that certain Agreement and Plan of Merger and Contribution by and among Cytrx Corporation, Vaxcel Merger Subsidiary, Inc., Zynaxis, Inc., and Vaxcel (the "Merger Agreement").

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF ZYNAXIS

         2.1 LICENSE TO TECHNOLOGY, ETC. Zynaxis represents and warrants that, pursuant to the Original License Agreement, Zynaxis has an exclusive right and license to make, have made for it, use and sell throughout the world the PLG Technology, to grant sublicenses to make, have made for it, use and sell throughout the world the PLG Technology, and to sell, transfer, or assign any or all of its rights and obligations under the Original License Agreement with the written consent of SRI, which consent shall not be unreasonably withheld. Zynaxis further represents and warrants that it is the owner of all rights in the Mucoadhesive Technology and possesses full right and authority to grant to Vaxcel the rights set forth in this Agreement. In addition, Zynaxis represents and warrants that it has the right to enter into and fully perform this Agreement, and Zynaxis' performance of this Agreement will in no way infringe upon or violate any applicable law, rule or regulation, any contract with any third party or any rights of any third person, including, without limitation, rights of patent, trade secret, trademark or copyright.
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         2.2 RELEVANT INFORMATION. Zynaxis represents and warrants that it will make available to Vaxcel on or prior to the Effective Date of this Agreement, or as soon thereafter as practicable, all documents available to Zynaxis which are relevant to the Technology. Zynaxis further represents and warrants that it will continue to make available to Vaxcel during the term of this Agreement all documents and information available to it which are relevant to the Technology.

         2.3 NO OTHER UNDERTAKINGS. Zynaxis represents and warrants that the Technology is not subject to any agreement, joint venture, undertaking, commitment or understanding of any kind or nature between Zynaxis and any other person, firm, corporation, joint venture, partnership or other entity with respect to or relating in any way to the contemplated activities of Vaxcel which would materially interfere with the contemplated activities of Vaxcel, except for this Agreement and except for that certain Development and License Agreement by and between Zynaxis, Inc. and ALK A/S dated September 21, 1995 (the "Development and License Agreement").

         2.4 FURTHER ASSURANCES. Zynaxis represents and warrants that it will promptly execute and deliver to Vaxcel such further documents and take such further action as may be reasonably requested by Vaxcel in order to more effectively carry out the intent and purpose of this Agreement.

         2.5 CORPORATE EXISTENCE AND APPROVALS. Zynaxis represents and warrants that it is a corporation validly existing under the laws of the Commonwealth of Pennsylvania, that no authorization, consent, approval, or license is or will be necessary to the taking by Zynaxis of any action contemplated by this Agreement, and that this Agreement, when executed, constitutes a legal, valid, binding obligation of Zynaxis.

                                  ARTICLE III
              REPRESENTATIONS, WARRANTIES, AND COVENANTS OF VAXCEL

         3.1 ACTIVITIES CONSISTENT WITH ORIGINAL LICENSE AGREEMENT. Vaxcel agrees that all Development Activities (as defined herein) relating to the PLG Technology shall be consistent with and subject to any limitations set forth in the Original License Agreement.

         3.2 RELEVANT INFORMATION. Vaxcel represents and warrants that it will make available to Zynaxis upon termination of this Agreement all material documents available to Vaxcel which are relevant to the Technology.

         3.3 NO OTHER UNDERTAKINGS. Vaxcel represents and warrants that it is not subject to any agreement, joint venture, undertaking, commitment or understanding of any kind or nature with any other person, firm, corporation, joint venture, partnership or other entity with respect to or relating in any way to the contemplated activities of Vaxcel which would materially interfere with the contemplated activities of Vaxcel.

         3.4 CORPORATE EXISTENCE AND APPROVALS. Vaxcel represents and warrants that it is a corporation validly existing under the laws of the State of Delaware, that no authorization, consent, approval, or license is or will be necessary to the taking by Vaxcel of any action contemplated by this Agreement, and that this Agreement, when executed, constitutes a legal, valid, binding obligation of Vaxcel.

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                                   ARTICLE IV
                      AGREEMENTS AMONG VAXCEL AND ZYNAXIS

         4.1 VAXCEL RIGHT TO DEVELOP. It is the intent of the parties that there be no interruption in the development of the Technology during the course of the planned business combination between Zynaxis and Vaxcel. In furtherance of this desire, Vaxcel is hereby granted during the term of this Agreement the exclusive right to continue to develop the Technology at its own cost and expense, subject to the rights granted to ALK A/S in the Development and License Agreement (the "Development Activities"). By way of explanation and not in limitation of the foregoing, Vaxcel may, at its option and its sole discretion, elect to undertake the following activities:

         (a) Perform preclinical experiments using the Technology at Vaxcel facilities or with other third parties and potential sublicensees;

         (b) Negotiate and execute agreements for the Technology, including, but not limited to, materials transfer agreements, research agreements, option agreements, sublicense agreements, or other similar agreements, subject to Zynaxis' right of approval as provided for in
         Section 4.4;

         (c) Conduct research activities involving the Technology and receive compensation from potential sublicensees regarding such research activities;

         (d) Gain access to data from current Zynaxis sublicensees for the Technology;

         (e) Attend scientific conferences and present information to the conferences on the Technology;

         (f) Handle all patent application matters on behalf of Zynaxis as they arise, provided that in the event Vaxcel elects not to handle a patent application matter, then Zynaxis shall have the option to handle such matter; and

         (g) Perform other development activities that may arise during the term of this Agreement.

Vaxcel shall inform and provide updates to Zynaxis on a regular basis regarding Development Activities undertaken by Vaxcel.

         4.2 NO OBLIGATION TO DEVELOP. The grant in Section 4.1 does not impose any responsibilities on Vaxcel, including any affirmative duty to promote, produce, sell, develop, or otherwise commercialize the Technology or improvements. In addition, nothing in this Agreement shall be deemed to prohibit Vaxcel from developing, making, using, marketing or otherwise distributing or promoting products competitive with the Technology, provided that Vaxcel does not disparage the Technology in doing so.

         4.3 ZYNAXIS DEVELOPMENT ACTIVITIES. During the term of this Agreement, Zynaxis shall not undertake any Development Activities nor disclose any Confidential Information relating to the Technology without the prior written consent of Vaxcel. To the extent Zynaxis is made aware of any potential Development Activities with third parties relating to the Technology, Zynaxis shall promptly disclose such information to Vaxcel.

         4.4 ZYNAXIS APPROVAL OF VAXCEL AGREEMENTS. Zynaxis shall have the right to approve, prior to execution, any agreement for the Technology negotiated by Vaxcel pursuant to Section 4.1(b). Vaxcel will submit to Zynaxis final copies of all proposed agreements for the Technology.

                                   ARTICLE V
                              TERM AND TERMINATION

         5.1 TERM. This Agreement shall commence on the Effective Date and shall continue in effect until the first to occur of (i) the closing of the transaction contemplated by the Merger Agreement; or (ii) termination of the Merger Agreement.

         5.2 TERMINATION. If any party materially defaults in the performance of any of its obligations under this Agreement, which default shall not be substantially cured within 60 days after notice is given to the


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defaulting party specifying the default, then the party not in default may, by giving notice to the defaulting party, terminate this Agreement as of a date specified in such notice of termination. Notwithstanding the foregoing, with respect to material defaults that cannot reasonably be cured within 60 days, it shall not be a default under this Section if the defaulting party in good faith proceeds within 60 days to commence curing said default and thereafter prosecutes with due diligence the curing of such default to conclusion.

         5.3 TERMINATION OBLIGATIONS. Upon the expiration or termination of this Agreement for any reason each party shall promptly return to the other all Confidential Information of such party.

         5.4 SURVIVAL. Articles 1, 2, 3, 5.3, 5.4, 6(a), 6(b), 7, 8 and 9 shall survive any termination or expiration of this Agreement.

                                   ARTICLE VI
                                    PAYMENTS

         The parties agree that in exchange for the mutual covenants and promises contained in this Agreement, in the event Vaxcel obtains an agreement for the Technology as provided for in Section 4.1(b) during the term of this Agreement, Vaxcel shall retain a maximum of the first Fifty Thousand Dollars ($50,000) received from all such agreements in consideration of the services performed hereunder. Any amounts received in excess of Fifty Thousand Dollars ($50,000) will be transferred to Zynaxis to be used in satisfaction of Zynaxis' obligations under the Merger Agreement and the Secured Loan being extended by Cytrx Corporation in connection with the execution of the Merger Agreement. In the event that this Agreement is terminated due to the termination of the Merger Agreement, then the following payment obligations shall apply:

         (a) if the Merger Agreement is terminated for a reason described in
         Section 11.2(b) of the Merger Agreement, all payments received following termination of this Agreement as a result of agreements for the Technology entered into by Vaxcel during the term of this Agreement shall be divided such that ninety percent (90%) of all payments are promptly paid to Vaxcel; or

         (b) if the Merger Agreement is terminated for any other reason, all payments received following termination of this Agreement as a result of agreements for the Technology entered into by Vaxcel during the term of this Agreement shall be paid to Zynaxis.

                                  ARTICLE VII
                                CONFIDENTIALITY

         7.1 DEFINITION. As used herein, "Confidential Information" means any and all know-how, developments, data, trade secrets, specifications, procedures, drawings, and other technical information relating to the Technology with the exception only of the following:

         (a) information that as of the date of receipt by any party is in the public domain or subsequently enter the public domain without fault of the recipient;

         (b) information that at the time of receipt by any party was known to the recipient or any of its affiliates as a result of disclosure from an independent third party who was entitled to make such disclosure;

         (c) information that at any time is received in good faith by any party or any of such party's affiliates from a third party which was lawfully in possession of the same and had the right to disclose the same;

         (d) information that the parties mutually agree in writing to release from the terms of this Agreement; and

         (e) information disclosed by any party as required by law or regulation of a duly constituted public authority.

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         7.2 OBLIGATION. Each party agrees that it will exert its best efforts to ensure that Confidential Information will not be disclosed to any unaffiliated third person, corporation or entity, except as may be required to grant sublicenses as provided for in Section 4.1, or as may be required to effect a product or price registration, or to qualify for the benefits of any health insurance or similar program. Furthermore, Vaxcel agrees not to disclose Southern's microencapsulation processes and fabrication conditions as disclosed by Zynaxis to Vaxcel to any affiliated person, corporation or entity without the written consent of Southern. Each party will advise all of its employees who may have access to or knowledge of the Confidential Information of the parties' obligations hereunder and will obtain written confidentiality agreements from such employees.

                                  ARTICLE VIII
                         TECHNOLOGY DEVELOPED BY VAXCEL

         8.1 During the life of this Agreement, Vaxcel shall promptly disclose to Zynaxis and Southern, in writing, all inventions or improvements, whether patentable or not, hereinafter developed, acquired, or controlled by Vaxcel and/or its sublicensees, if any, relating to the licensed Technology. Such inventions or improvements shall be included in this Agreement at no additional cost, the Agreement then to extend and cover all such inventions or improvements as though specifically enumerated herein as licensed Technology.

         8.2 Vaxcel acknowledges that pursuant to the Original License Agreement Southern shall have the option of filing and prosecuting any patent applications at its own expense upon such inventions or improvements.

         8.3 If Southern elects not to file and prosecute any such patent applications on such inventions or improvements, then Zynaxis shall have the option of filing and prosecuting patent applications at its own expense upon those inventions or improvements.

         8.4 If Zynaxis elects not to file and prosecute any such patent applications on such inventions or improvements, then Vaxcel shall have the option of filing and prosecuting patent applications at its own expense upon those inventions or improvements. Title to any such patents shall be in Southern and the UAB Research Foundation, but such patents shall be exclusively licensed to Zynaxis under the terms of the Original License Agreement.

                                   ARTICLE IX
                                 MISCELLANEOUS

         9.1 APPROVALS AND SIMILAR ACTIONS. Where approval, acceptance, consent or similar action is required or requested of a party under this Agreement, such action shall not be unreasonably delayed or withheld.

         9.2 BINDING NATURE AND ASSIGNMENT. This Agreement shall be binding on the parties and their respective successors and assigns. However, no party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties, and any such attempted assignment shall be null and void.

         9.3 ENTIRE AGREEMENT. This Agreement, including any schedules or amendments attached to this Agreement, each of which is incorporated herein for all purposes, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement as of the Effective Date and supersedes any prior

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agreements or arrangements between the parties regarding the subject matter of this Agreement. This Agreement may be amended, modified or changed only by a written instrument executed by the parties.

         9.4 SEVERABILITY. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objective.

         9.5 WAIVER. No delay or omission by any party to exercise any right or power under this Agreement shall impair such right or power or be construed to be a waiver thereof. A waiver by any party of any of the covenants to be performed by the other or any breach shall not be construed to be a waiver of any succeeding breach or of any other covenant. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

         9.6 FORCE MAJEURE. Each party shall be excused from performance under this Agreement for any period and to the extent that it is prevented from performing any action, in whole or in part, as a result of delays beyond its reasonable control caused by the other party or by an act of God, war, civil disturbance, court order, labor dispute, third party nonperformance, or other cause beyond its reasonable control. Such nonperformance shall not be a default or a ground for termination of this Agreement. Each party shall endeavor to promptly remedy the cause of any such nonperformance.

         9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws, other than the choice of law rules, of the State of Georgia.

         9.8 NOTICES. Notices, requests and other communications required or permitted hereunder shall be given in accordance with the applicable terms of
Section 13 of the Security Agreement dated December 6, 1996, between Cytrx Corporation and Zynaxis.

         9.9 COUNTERPARTS. This Agreement may be executed in several counterparts, all of which taken together shall constitute a single agreement between the parties.

         9.10 HEADINGS. The article and section headings and the table of contents used in this Agreement are for reference and convenience only and shall not enter into the interpretation of this Agreement.

         9.11 BENEFICIARIES. This Agreement is solely for the benefit of the parties and their successors and permitted assigns, and does not confer any rights or remedies on any other person or entity.

         9.12 APPLICABLE LAWS. The parties agree to comply with all applicable laws, rules, regulations and other provisions enacted or promulgated by any governmental authority with jurisdiction over the subject matter of this Agreement relating to the subject matter of this Agreement.

         9.13 NO JOINT VENTURE. This Agreement shall not create a partnership or joint venture between the parties hereto nor give either party the right to act on behalf of the other party except as explicitly stated herein.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal as of the day and year first above written.


VAXCEL, INC.                            ZYNAXIS VACCINE
                                        TECHNOLOGIES, INC.


By:  /s/ PAUL J. WILSON                 By:  /s/ MARTYN D. GREENACRE
   ------------------------------          -------------------------------
Name: Paul J. Wilson                    Name: Martyn D. Greenacre
     ----------------------------            -----------------------------
Title: President and Chief
         Executive Officer              Title:     President
      ---------------------------             ----------------------------


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                          ACKNOWLEDGMENT AND AGREEMENT




         The undersigned, Southern Research Institute, acknowledges receipt of a copy of the within and foregoing Technology Development Agreement (the "Technology Agreement"). Capitalized terms not otherwise defined herein are used herein with the respective meanings given them in the Technology Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, the undersigned agrees as follows:

         Section 1. Consent to Technology Agreement. The undersigned consents to the execution and delivery of the Technology Agreement by Zynaxis in conjunction and subject to the execution and delivery of the Merger Agreement.

         Section 2. Benefits. This Acknowledgment shall be binding upon the undersigned and its successors and assigns, and shall inure to the benefit of Vaxcel and its successors and assigns.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Acknowledgment and Agreement under seal as of the date first written above.

                                            SOUTHERN RESEARCH INSTITUTE


                                            By:   /s/
                                               --------------------------
                                               Title: President
                                                     --------------------